Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jul 31, 2002
Payment Date	Aug 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.838750%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2002	Jul 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	156,416,485	33,101,686	39,120,174	25,578,576	21,064,709	25,642,788
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.018750%	2.128750%	2.238750%	2.488750%	2.838750%
Interest/Yield Payable on the Principal Balance	271,909	60,678	75,416	54,817	51,492
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	271,909	60,678	75,416	54,817	51,492
Interest/Yield Paid	271,909	60,678	75,416	54,817	51,492

Summary

Beginning Security Balance	156,416,485	33,101,686	39,120,174	25,578,576	21,064,709	25,642,788
Beginning Adjusted Balance	156,416,485	33,101,686	39,120,174	25,578,576	21,064,709
Principal Paid	3,441,056	728,237	860,644	562,729	463,424	626,941
Ending Security Balance	152,975,430	32,373,449	38,259,531	25,015,847	20,601,286	25,078,540
Ending Adjusted Balance	152,975,430	32,373,449	38,259,531	25,015,847	20,601,286
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	153,038,122	32,373,449	38,259,531	25,015,847	20,601,286
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,972,766
Ending OC Amount as Holdback Amount						7,497,330
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2981463	$1.2641329	$0.8379596	$0.9617053	$1.2260057
Principal Paid per $1000	$3.7730872	$15.1716060	$9.5627093	$9.8724326	$11.0338955